EXHIBIT 99.01

News Release

FOR IMMEDIATE RELEASE
Media Contact:	Media Contact:
Genevieve Haldeman	Marlena Fernandez
Symantec	VERITAS Software
408-517-7642	650-527-3778
glhaldeman@symantec.com	Marlena.Fernandez@veritas.com

Investor Contact:	Investor Contact:
Helyn Corcos	Renee Budig
Symantec	VERITAS Software
408-517-8324	650-527-4047
hcorcos@symantec.com	Renee.budig@veritas.com

Software Industry Leaders Symantec and VERITAS Software To Merge

Combination Reduces Complexity of Securing and Managing Information

Cupertino, CA and Mountain View, CA (December 16, 2004) – Symantec Corp. (Nasdaq: SYMC) and VERITAS Software Corp. (Nasdaq: VRTS) today announced that the companies have entered into a definitive agreement to merge in an all-stock transaction. Based on Symantec’s stock price of $27.38 at market close on December 15, 2004, the transaction is valued at approximately $13.5 billion.

The leader in storage software and the leader in security software will provide enterprise customers with a more effective way to secure and manage their most valuable asset, their information. The combined company will be uniquely positioned to deliver information security and availability solutions across all platforms, from the desktop to the data center, from consumers and small businesses to large organizations and service providers.

Under the agreement, which has been unanimously approved by both boards of directors, VERITAS stock will be converted into Symantec stock at a fixed exchange ratio of 1.1242 shares of Symantec common stock for each outstanding share of VERITAS common stock. Upon closing, Symantec shareholders will own approximately 60 percent and VERITAS shareholders approximately 40 percent of the combined company. The transaction is expected to be tax-free to shareholders of both companies for U.S. federal income tax purposes.

The combined company will operate under the Symantec name. John W. Thompson, Chairman and Chief Executive Officer of Symantec, will continue as Chairman and CEO of the combined company. Gary L. Bloom, Chairman, President and Chief Executive Officer of VERITAS, will be Vice-Chairman and President of the combined company. The board directors of the combined company will include 6 members of Symantec’s current board and 4 from VERITAS’ current board for a total of 10 members.

“Customers are looking to reduce the complexity and cost of managing their IT infrastructure and drive efficiency with fewer suppliers,” said John W. Thompson, Chairman and CEO, Symantec. “The new Symantec will help customers balance the need to both secure their information and make it available, thus ensuring its integrity. We believe that information integrity provides the most cost-effective, responsive way to keep businesses up, running and growing in the face of system failures, Internet threats or natural disasters.”

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Software Industry Leaders Symantec and VERITAS Software to Merge

“Our customers have told us that one of their most critical needs is to enable 24x7 access to information. At the same time, they must maintain tight security, comply with all regulatory requirements and operate within their existing budget constraints,” said Gary L. Bloom, Chairman, President and CEO of VERITAS Software. “Through our unique portfolio of solutions, Symantec and VERITAS are best positioned to address the ever-growing needs of our customers. Based on IDC data, the total market opportunity for the combined company today is approximately $35 billion and is expected to grow to $56 billion by 2007.”

By merging with VERITAS, Symantec will expand its combined revenue base and create an entity with significantly greater financial scale and resources. The aggregate revenue of the combined company is expected to be approximately $5 billion for fiscal year 2006, which begins in April 2005 and ends in March 2006. Approximately 75 percent of the revenue of the combined company is expected to come from the enterprise business and 25 percent from the consumer business. In addition, the combined company will have approximately $5 billion in cash.

The combination will create significant benefits for the customers and partners of both companies, including:

•	Breadth – A broad range of leading security and storage solutions at every tier of the enterprise – end point, gateway, and application – across all platforms from a single vendor;

•	Depth – Leading-edge technology combined with expertise to architect, design, and manage security, storage, and IT infrastructures; and

•	Global Reach – Worldwide sales, service, and channel partner organizations supporting millions of consumers, and small, medium, and large enterprise customers.

The transaction is expected to close in the second calendar quarter of 2005 and is subject to customary closing conditions, including approval by the shareholders of both companies and regulatory approvals. Non-GAAP earnings per share for this transaction, which exclude the amortization of deal-related intangibles, the write-down of VERITAS’ deferred revenue, restructuring charges, amortization of deferred compensation, and any one-time costs associated with the merger, will be accretive in the first combined year of operations as compared to the Thomson Financial First Call mean estimate of $0.98 for Symantec in fiscal year 2006.

Lehman Brothers acted as exclusive financial advisor to Symantec. Fenwick & West LLP served as legal counsel to Symantec. Goldman Sachs acted as exclusive financial advisor to VERITAS. Simpson Thacher & Bartlett LLP acted as legal counsel to VERITAS.

Conference Call
There will be an analyst and investor conference call conducted by both management teams to discuss the transaction, today at 8:30 a.m. EST/5:30 a.m. PST. The live discussion can be accessed by dialing 1-800-819-9193 or 1-913-981-4911, passcode 148675. A webcast of the Symantec/VERITAS analyst and investor conference call will also be available on the Internet at www.Symantec.com/invest and www.VERITAS.com. There will be replay of the webcast available on the websites for those shareholders and analysts who are unable to listen to the live call.

About Symantec
Symantec is the global leader in information security providing a broad range of software, appliances and services designed to help individuals, small and mid-sized businesses, and large enterprises secure and manage their IT infrastructure. Symantec’s Norton brand of products is the worldwide leader in consumer security and problem-solving solutions. Headquartered in Cupertino, Calif., Symantec has operations in more than 35 countries. More information is available at www.Symantec.com.

About VERITAS Software
VERITAS Software, one of the 10 largest software companies in the world, is a leading provider of software to enable utility computing. In a utility computing model, IT resources are aligned with business needs and business applications are delivered with optimal performance and availability on top of shared computing infrastructure, minimizing hardware and labor costs. With 2003 revenues of $1.75 billion, VERITAS delivers products and services for data protection, storage and server management, high availability and application performance management that are used by 99 percent of the Fortune 500. More information about VERITAS Software can be found at www.VERITAS.com.

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Software Industry Leaders Symantec and VERITAS Software to Merge

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please view the Symantec Press Center at www.symantec.com/PressCenter/index.html on Symantec’s Web site. Additional information on VERITAS Software Corporation and its products is available at the VERITAS Software Press Center at www.VERITAS.com.

Symantec and the Symantec logo are trademarks or registered trademarks, in the United States and certain other countries, of Symantec Corporation. Additional company and product names may be trademarks or registered trademarks of the individual companies and are respectfully acknowledged.

VERITAS Software and the VERITAS Software logo are trademarks or registered trademarks of VERITAS Software Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements, including forecasts of market growth, future revenue, benefits of the proposed merger, and expectations that the merger will be accretive to Symantec’s results and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transaction by the stockholders of the companies; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; whether certain market segments grow as anticipated; the competitive environment in the software industry and competitive responses to the proposed merger; and whether the companies can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s and VERITAS Software’s most recently filed Forms 10-K and 10-Q. Symantec and VERITAS Software undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release.

Additional Information and Where to Find It

Symantec Corporation and VERITAS Software Corporation intend to file a registration statement on Form S-4 containing a joint proxy statement/prospectus in connection with the merger transaction involving Symantec and VERITAS Software. Investors and security holders are urged to read this filing when it becomes available because it will contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Symantec by contacting Symantec Investor Relations at 408-517-8239. Investors and security holders may obtain free copies of the documents filed with the SEC by VERITAS Software by contacting VERITAS Software Investor Relations at 650-527-4523.

Symantec, VERITAS Software and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Symantec and VERITAS Software in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the joint proxy statement/prospectus of Symantec and VERITAS Software described above. Additional information regarding the directors and executive officers of Symantec is also included in Symantec’s proxy statement for its 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 30, 2004. Additional information regarding the directors and executive officers of VERITAS Software is also included in VERITAS Software’s proxy statement for its 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 21, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Symantec and VERITAS Software as described above.